UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2023

Alignment Healthcare, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40295	46-5596242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 W Town and Country Rd. Suite 1600
Orange, California		92868
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 310-2247

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2023, Mr. Richard Cross, Senior Vice President, General Counsel and Corporate Secretary of Alignment Healthcare, Inc. (the “Company”), informed the Company that he plans to retire from his position effective as of September 1, 2023 (the “Effective Date”). Mr. Cross will be available to the Company to ensure a smooth transition of the legal function to a successor.

On July 13, 2023, the Company and Mr. Cross entered into a separation agreement (the “Agreement”) to be effective as of the Effective Date. Pursuant to the Agreement, in consideration of his grant of a general release of claims in favor of the Company and its affiliates, Mr. Cross shall be entitled to the following payments and benefits: (i) a severance amount equal to 12 months of Mr. Cross’s base salary and target bonus, which amount will be paid by the acceleration of vesting of a number of outstanding restricted stock units (“RSUs”) based on the closing price of the Company’s common stock on the Effective Date; (ii) the acceleration of 17,292 additional RSUs; (iii) to the extent payable to other similar executives at the applicable times, payment of the remaining 20% portion of the bonus for the 2022 calendar year performance period and payment of a pro-rated bonus for the 2023 calendar year performance period; and (iv) if Mr. Cross elects COBRA benefits, the Company will pay Mr. Cross’s share of the premium for such COBRA benefits for a 12-month period.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, the terms of which Agreement are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alignment Healthcare, Inc.

Date:	July 14, 2023	By:	/s/ Thomas Freeman
Thomas Freeman Chief Financial Officer